Exhibit 10.1
SECOND MODIFICATION AGREEMENT

This SECOND MODIFICATION AGREEMENT (this "Agreement") is made to be effective as of December 28, 2020 (“Effective Date”), by and among [REDACTED], a [REDACTED] state chartered bank ("Lender"), SHARPS COMPLIANCE, INC. OF TEXAS, a Texas corporation d/b/a Sharps Compliance, Inc. ("Borrower"), ALPHA BIO/MED SERVICES, LLC, a Pennsylvania limited liability company ("Alpha"), BIO-TEAM MOBILE LLC, a Pennsylvania limited liability company ("Bio-Team"), CITIWASTE, LLC, a New York limited liability company ("Citiwaste"), SHARPS ENVIRONMENTAL SERVICES, INC., a Delaware corporation d/b/a Sharps Environmental Services of Texas, Inc. ("Environmental"), and SHARPS PROPERTIES, LLC, a Pennsylvania limited liability company (“Properties”) (each of Alpha, Bio-Team, CitiWaste, Environmental, and Properties are a "Guarantor" and collectively, the "Guarantors"). Capitalized terms used herein but not defined shall be given the meanings assigned to them in the Loan Documents (as herein defined).

W I T N E S S E T H:

A. On March 29, 2017, Lender extended credit to Borrower in the revolving line of credit amount of $6,000,000.00 and a guidance line in the amount of $8,000,000.00 (the "Loan"), as evidenced by that certain Loan Agreement, executed by Borrower and Lender (the "Original Loan Agreement"), that certain Commercial Note, payable to the order of Lender (the "Note"), and secured by that certain (i) Security Agreement executed by Borrower, in favor of Lender (the "Borrower Security Agreement"), (ii) Security Agreement executed by Sharps Environmental Services, Inc., a Delaware corporation d/b/a Sharps Environmental Services of Texas, Inc. ("Sharps Environmental"), in favor of Lender (the "Sharps Environmental Security Agreement"), (iii) Security Agreement executed by Alpha, in favor of Lender (the "Alpha Security Agreement"), (iv) Security Agreement executed by Bio-Team, in favor of Lender (the "Bio-Team Security Agreement"), and (v) Security Agreement executed by Citiwaste, in favor of Lender (the "Citiwaste Security Agreement").

B. Borrower caused Guarantors to execute and deliver to Lender that certain Continuing Guaranty ("Guaranty Agreement"), dated of even date with the Note, guaranteeing payment of the Note and all the other monetary obligations contained in the Loan Documents, as hereinafter defined, and performance by Borrower of the other obligations as set forth in the Loan Documents.

C. Borrower and Lender executed and delivered that certain First Modification of Loan Documents, dated June 29, 2018 (the "First Modification"), amending certain terms and conditions of the Note, the Original Loan Agreement, and the other related documents executed by Borrower or third parties pertaining to, evidencing, modifying or securing the Loan (collectively with the First Modification, the "Loan Documents")

D. Lender, Borrower and Guarantors now propose to further modify certain of the terms and provisions of the Loan Documents.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender, Borrower and Guarantors hereby agree as follows:

1.Recitals. The above recitals are incorporated herein and made a part hereof for all purposes. Lender, Borrower and Guarantors each hereby acknowledges the above recitals to be true and correct as of the date each executes this Agreement.

2.Loan Amount. As of the Effective Date, the outstanding principal balance of the 2017 Term Loan (as hereinafter defined) is $693,333.51, the outstanding principal amount of Revolving Advances is $0.00, and the outstanding principal amount of Term Loan Advances is $0.00. Borrower must continue to make principal and interest payments in accordance with the Loan Documents, as modified by this Agreement.

3. Amendments to Notes. Notwithstanding anything in the Notes to the contrary, if the One Month ICE LIBOR as reported by Bloomberg, L.P or other rate reporting source is less than one-half percent (0.50%), then it shall be deemed to be one-half percent (0.50%). Further, the definition of “Maturity Date” as used and defined in the Revolving Note is hereby deleted and replaced with December [___], 2023.

4. Amendment to Section 1.1 of the Loan Agreement.

a.Section 1.1 of the Loan Agreement shall be amended by adding the following definitions:
"2017 Commercial Note" means that certain Commercial Note dated March 29, 2017, executed by Borrower for the benefit of Lender, in the original principal amount of $2,600,000.00, evidencing the 2017 Term Loan.

"2017 Term Loan" means that certain term loan in the principal amount of $2,600,000.00, in accordance with the terms of the 2017 Commercial Note.

"CARES Act" means the Coronavirus Aid, Relief, and Economic Security Act, and all applicable rules and regulations, as may be amended or supplemented.

"CARES Act PPP Loan" means the unsecured loan in the principal amount of up to $2,183,187.01 issued by Lender to Borrower pursuant to the Paycheck Protection Program of the CARES Act.

b. The following defined terms in Section 1.1 of the Loan Agreement are hereby amended and restated in their respective entireties as follows:

"Commitment" means the obligation of Lender to make Revolving Advances and issue Letters of Credit hereunder in an aggregate principal amount at any time outstanding up to but not exceeding $6,000,000.00, as such amount may be reduced pursuant to Section 2.8 or otherwise or increased pursuant to Section 2.16.

"Debt" means for any Person (a) all indebtedness, whether or not represented by bonds, debentures, notes, securities or other evidences of indebtedness, for the repayment of money borrowed, including, with respect to Borrower, the indebtedness evidenced by the Note and all other indebtedness of Borrower to Lender, (b) indebtedness and obligations arising in connection with Rate Management Transactions, (c) all indebtedness representing deferred payment of the purchase price of property or assets, (d) Capitalized Lease Obligations, (e) all indebtedness under guaranties, endorsements, assumptions or other contingent obligations, in respect of, or to purchase or otherwise acquire, indebtedness of others, (f) all indebtedness secured by a Lien existing on property owned, subject to such Lien, whether or not the indebtedness secured thereby shall have been assumed by the owner thereof, and (g) any obligation to redeem or repurchase any of such Person's capital stock, partnership or membership interests or other ownership interests as applicable. Debt shall not include the CARES Act PPP Loan, except that if any portion of the CARES Act PPP Loan is not forgiven or is not eligible for forgiveness, the unforgiven or ineligible portion will be included as Debt for purposes of this definition and will be deemed to have been incurred as of the date on which Borrower received the proceeds of the CARES Act PPP Loan.

"EBITDA" means for Parent and its Subsidiaries, on a consolidated basis for any period, the sum of (a) Net Income for such period, plus (b) without duplication and to the extent deducted in determining such Net Income (i) Interest Expense for such period, plus (ii) Income Tax Expense for such period, plus (iii) depreciation and amortization for such period, plus (iv) all other non-cash and/or non-recurring expenses subject to approval of Lender, plus (v) any proceeds of the CARES Act PPP Loan, except that if any portion of the CARES Act PPP Loan is not forgiven or is not eligible for forgiveness, the proceeds of the unforgiven or ineligible portion will not be included herein, effective as of the date Borrower receives the proceeds of the CARES Act PPP Loan, provided that under no circumstance will any proceeds of the CARES Act PPP Loan be counted as income more than once, and less (vi) all other non-cash and/or non-recurring income. Non-cash and/or non-recurring expenses include, among other items, one-time acquisition costs, including legal fees, investment banker fees, accounting fees and recording fees. For the avoidance of doubt, EBITDA shall include all historical cash flow for such period of any acquired entity that becomes a Subsidiary during such period.

"Eligible Accounts" shall mean “Accounts” (as that term is defined in the Texas Uniform Commercial Code) owned by Borrower subject to a first security interest in favor of Lender that are acceptable and approved by Lender from time to time as accounts eligible to be used as a basis for a Revolving Advance to Borrower. Without limiting Lender’s discretion to deem an account unacceptable, the following shall not be an Eligible Account: (i) any account which has remained unpaid for more than 90 days from the date of invoice, (ii) all accounts due from any particular Account Debtor when that portion of the Account Debtor’s which has remained unpaid for more than 90 days from the date of invoice exceeds 10% of the total amount outstanding from that particular account debt, unless approved by Lender, (iii) any account subject to a set off or disputed by the Account Debtor of the account, (iv) any account with respect to which Borrower has extended the time for payment without the consent of Lender, (v) any account owed by an Account Debtor who is not located within the United States within the meaning of the Texas Uniform Commercial Code or which is not organized under the laws of the United States, unless secured by an acceptable letter of credit subject to a first security interest in favor of Lender, (vi) any account which is owed by any parent, subsidiary, affiliate, related company or shareholder of Borrower, (vii) any account due from the United States or any agency thereof, (viii) any account in which Borrower owes or will owe any obligation to the Account Debtor of such account, (ix) any account which separately or aggregated with other account(s) represents a relatively large concentration to one company, typically greater than 20% of total accounts unless approved by Lender; (x) any account due on consigned goods, and (xi) any account arising from retainage(s) against billing(s); and (xii) any account due arising out of a bonded contract or any other contract which could create, or result in the creation of a lien on such account. Notwithstanding the foregoing, Eligible Accounts shall include (a) Accounts not to exceed $500,000.00 at any time that are owed by the United States of America or any department, agency or instrumentality thereof (the "Government Receivables") and for which the Federal Assignment of Claims Act shall have been complied with; and (b) Accounts owed by the following entities: [REDACTED]; provided, however, that such Accounts shall not exceed thirty percent (30%) of the Borrowing Base. Upon the request of Lender and each time that Borrower requests a Revolving Advance, Borrower shall furnish Lender a certificate in such form as Lender may require along with a current aging of accounts evidencing the amounts owed thereon and the parties liable thereon.

"Net Debt" means, for Parent and its Subsidiaries for any period, the sum of (a) all outstanding Debt, minus (b) the aggregate cash held by Parent and its Subsidiaries greater than $2,000,000.00.

"Notes" means the 2017 Commercial Note, the Revolving Note and the Term Notes.

"Term Loan Final Advance Date" means December [___], 2023.

"Termination Date" means 11:00 a.m. on December [___], 2023, or such earlier date on which the Commitment terminates as provided in this Agreement.

5. Amendment to Article II of the Loan Agreement. Article II of the Loan Agreement shall be amended by adding a new Section 2.16:

Section 2.16 Request for Increase.

(a)     Increases in Commitment. At any time after the Closing Date, provided there exists no Unmatured Event of Default or Event of Default, upon notice to the Lender, the Borrower may request an increase in the maximum Commitments hereunder by an amount (for all such requests) not exceeding $4,000,000.00 such that the Commitment shall not exceed $10,000,000.00; provided that (i) any such request for an increase shall be in a minimum amount of $1,000,000 (or a lesser amount in the event such amount represents all remaining availability under this Section), and (ii) the Borrower may make a maximum of two such requests.
(b)    Effective Date. If the maximum Commitment hereunder is increased in accordance with this Section, the Lender and the Borrower shall determine the effective date of such increase (the "Increase Effective Date"), which shall in no event be less than sixty (60) days from the date of delivery of the notice to the Lender described in Section 2.16(a) unless the Lender agrees in its sole discretion to an earlier date.

(c)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Borrower shall deliver to the Lender a new promissory note amending and restating the Revolving Note and a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (y) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in Section 7.2 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 8.1, and (B) no Unmatured Event of Default or Event of Default exists. Each increase shall constitute Obligations hereunder, and secured pursuant to the Loan Documents on a pari passu basis with the other Obligations hereunder.

6.      Amendment to Article III of the Loan Agreement. Article III of the Loan Agreement shall be amended by adding a new Section 3.8:

Section 3.8 2017 Term Loan.

(a)     Interest. The unpaid principal amount of the 2017 Term Loan (and, therefore, the 2017 Term Note) shall bear interest prior to maturity at a varying rate per annum equal from day to day to the lesser of (a) the Maximum Rate or (b) the Adjusted LIBOR Rate, and each change in the rate of interest charged on the 2017 Term Loan shall become effective, without notice to Borrower or any Obligated Party, on the effective date of each change in the One Month ICE

LIBOR or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest specified in clause (b) preceding shall exceed the Maximum Rate, thereby causing the interest on the 2017 Term Loan to be limited to the Maximum Rate, then any subsequent reduction in the One Month ICE LIBOR shall not reduce the rate of interest on the 2017 Term Loan below the Maximum Rate until the aggregate amount of interest actually accrued on the 2017 Term Loan equals the aggregate amount of interest which would have accrued on the 2017 Term Loan if the interest rate specified in clause (b) preceding had at all times been in effect. Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, at the option of Lender, the outstanding principal of the 2017 Term Loan shall bear interest at the Default Rate.

(b)     Repayment of Principal and Interest. The principal of and interest on the 2017 Term Loan shall be due and payable in accordance with the 2017 Term Note.

7.     Amendment to Article VII of the Loan Agreement. Article VII of the Loan Agreement shall be amended by adding a new Section 7.22:

7.22 CARES Act PPP Loan. Borrower shall (a) comply with the terms and conditions applicable to the CARES Act PPP Loan, (b) use the proceeds of the CARES Act PPP Loan only for allowable purposes (whether or not forgivable) under the CARES Act, (c) use commercially reasonable efforts to conduct its business in a manner that maximizes the amount of the CARES Act PPP Loan that is forgiven, (d) keep necessary and appropriate records relating to the use of the CARES Act PPP Loan (and promptly provide such records to Lender upon Lender’s reasonable request), and (e) promptly take all applicable actions to apply for forgiveness of the CARES Act PPP Loan in accordance with the regulations implementing Section 1106 of the CARES Act (and promptly provide documentation, and status, of such forgiveness to Lender upon Lender’s reasonable request and, in any event, within five business days of the final determination thereof).

8.     Patriot Act. IMPORTANT NOTICE: to help the government fight the funding of terrorism and money laundering activities, the U.S.A. Patriot Act requires all banks to obtain and verify the identity of each person or business that opens an account. When Borrower opens an account, Lender will ask Borrower for information that will allow Lender to properly identify Borrower and Lender will verify that information. If Lender cannot properly verify identity within thirty (30) calendar days, Lender reserves the right to deem all of the balance and accrued interest due and payable immediately.

9.     Acknowledgment by Borrower. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict or otherwise affect the obligations of Borrower or any third party to Lender, as evidenced by the Loan Documents. Borrower hereby acknowledges, agrees and represents that (i) Borrower is indebted to Lender pursuant to the terms of the Note as modified hereby; (ii) the liens, security interests and assignments created and evidenced by the Loan Documents are, respectively, valid and subsisting liens, security interests and assignments of the respective dignity and priority recited in the Loan Documents; (iii) there are no claims or offsets against, or defenses or counterclaims to, the terms or provisions of the Loan Documents, and the other obligations created or evidenced by the Loan Documents; (iv) Borrower has no claims, offsets, defenses or counterclaims arising from any of Lender's acts or omissions with respect to the Property, the Loan Documents or Lender's performance under the Loan Documents or with respect to the Property; (v) the representations and warranties contained in the Loan Documents are true and correct representations and warranties of Borrower and third parties, as of the date hereof; (vi) Borrower is in compliance with all covenants contained in the Loan Documents; and (vii) Lender is not in default and no event has occurred which, with the passage of time, giving of notice, or both, would constitute a default by Lender of Lender's obligations under the terms and provisions of the Loan Documents. To the extent Borrower now has, or in the future possesses, any claims, offsets, defenses or counterclaims against Lender or the repayment of all or a portion of the Loan, whether known or unknown, fixed or contingent, same are hereby forever irrevocably waived and released in their entirety.

10. Joinder of Guarantors.

(a)     Environmental and Properties each hereby unconditionally assumes all the obligations of a Guarantor under the terms of the Guaranty Agreement, the Loan Agreement, and the other Loan Documents, and each otherwise agrees to become a Guarantor under the terms of the Guaranty Agreement, the Loan Agreement, and the other Loan Documents, with the same force and effect as if it had been an original signatory to the Guaranty Agreement, the Loan Agreement, and the other Loan Documents.

(b)    provisions hereof, (ii) ratifies and confirms the Guaranty Agreement, including all interest and costs of collection, to and for the benefit of Lender, (iii) agrees that the Guaranty Agreement is and shall remain in full force and effect, and the terms of the Guaranty Agreement cover and pertain to the Loan, the Notes (as amended herein), and the other Loan Documents, as amended, (iv) acknowledges that there are no claims or offsets against, or defenses or counterclaims to, the terms and provisions of and the obligations created and evidenced by the Guaranty Agreement, (v) certifies that the representations and warranties contained in the Guaranty Agreement remain true and correct representations and warranties of each Guarantor and as of the date hereof, and (vi) acknowledges that Lender has satisfied and performed its covenants and obligations under the Guaranty Agreement and the Loan Documents (if any), and that no prior action or failure to act by or on behalf of, Lender has or will give rise to any cause of action or other claim against Lender for breach of the Guaranty Agreement, the Loan Documents or otherwise.

11. No Waiver of Remedies. Except as may be expressly set forth herein, nothing contained in this Agreement shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Lender by reason of the occurrence or existence of any fact, circumstance or event constituting a default under the Note or the other Loan Documents.

12. Costs and Expenses. Contemporaneously with the execution and delivery hereof, Borrower shall pay, or cause to be paid, all costs and expenses incident to the preparation and execution hereof and the consummation of the transaction contemplated hereby, including, but not limited to, administrative fees of Lender and reasonable fees and expenses of legal counsel to Lender.

13. Interest Limitation. The Note and all Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable usury laws. If any provision hereof or of any of the other Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, neither the application of such provision to any other person or circumstance nor the remainder of the instrument in which such provision is contained shall be affected thereby and shall be enforced to the greatest extent permitted by law. It is expressly stipulated and agreed to be the intent of the holder of the Note to at all times comply with the usury and other applicable laws now or hereafter governing the interest payable on the indebtedness evidenced by the Note. If the applicable law is ever revised, repealed or judicially interpreted so as to render usurious any amount called for under the Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by the Note, or if Lender's exercise of the option to accelerate the maturity of the Note, or if any prepayment by Borrower or prepayment agreement results (or would, if complied with, result) in Borrowers having paid, contracted for or been charged for any interest in excess of that permitted by law, then it is the express intent of Borrower and Lender that the Note and the other Loan Documents shall be limited to the extent necessary to prevent such result and all excess amounts theretofore collected by Lender shall be credited on the principal balance of the Note or, if fully paid, upon such other Indebtedness as shall then remaining outstanding (or, if the Note and all other Indebtedness have been paid in full, refunded to Borrower), and the provisions of the Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectable hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder. All sums paid, or agreed to be paid, by Borrower for the use, forbearance, detention, taking, charging, receiving or reserving of the indebtedness of Borrower to Lender under the Note or arising under or pursuant to the other Loan Documents shall, to the maximum extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the usury ceiling from time to time in effect and applicable to such indebtedness for so long as such indebtedness is outstanding. To the extent federal law permits Lender to contract for, charge or receive a greater amount of interest, Lender will rely on federal law instead of the Texas Finance Code for the purpose of determining the Maximum Lawful Rate (as defined in the Note). Additionally, to the maximum extent permitted by applicable law now or hereafter in effect, Lender may, at its option and from time to time, implement any other method of computing the Maximum Lawful Rate under the Texas Finance Code or under other applicable law, by giving notice, if required, to Borrowers as provided by applicable law now or hereafter in effect. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Lender to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

14. Additional Documentation. From time to time, Borrower shall execute or procure and deliver to Lender such other and further documents and instruments evidencing, securing or pertaining to the Loan or the Loan Documents as shall be reasonably requested by Lender so as to evidence or effect the terms and provisions hereof. Upon Lender's request, Borrower shall cause to be delivered to Lender an opinion of counsel, satisfactory to Lender as to form, substance and rendering attorney, opining to (i) the validity and enforceability of this Agreement and the terms and provisions hereof, and any other agreement executed in connection with the transaction contemplated hereby, (ii) the authority of Borrower, and any constituents of Borrower, to execute, deliver and perform its or their respective obligations under the Loan Documents, as hereby modified, and (iii) such other matters as reasonably requested by Lender.

15. Effectiveness of the Loan Documents. Except as expressly modified by the terms and provisions hereof, each of the terms and provisions of the Loan Documents are hereby ratified and shall remain in full force and effect; provided, however, that any reference in any of the Loan Documents to the Loan, the amount constituting the Loan, any defined terms, or to any of the other Loan Documents shall be deemed, from and after the date hereof, to refer to the Loan, the amount constituting the Loan, defined terms and to such other Loan Documents, as modified hereby.

16. Governing Law. THE TERMS AND PROVISIONS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN.

17. Time. Time is of the essence in the performance of the covenants contained herein and in the Loan Documents.

18. Binding Agreement. This Agreement shall be binding upon the successors and assigns of the parties hereto; provided, however, the foregoing shall not be deemed or construed to (i) permit, sanction, authorize or condone the assignment of all or any part of the Property or any of Borrower's rights, titles or interests in and to the Property or any rights, titles or interests in and to Borrower, except as expressly authorized in the Loan Documents; or (ii) confer any right, title, benefit, cause of action or remedy upon any person or entity not a party hereto, which such party would not or did not otherwise possess.

19. Headings. The section headings hereof are inserted for convenience of reference only and shall in no way alter, amend, define or be used in the construction or interpretation of the text of such section.

20. Construction. Whenever the context hereof so requires, reference to the singular shall include the plural and likewise, the plural shall include the singular; words denoting gender shall be construed to mean the masculine, feminine or neuter, as appropriate; and specific enumeration shall not exclude the general, but shall be construed as cumulative of the general recitation.

21. Severability. If any clause or provision of this Agreement is or should ever be held to be illegal, invalid or unenforceable under any present or future law applicable to the terms hereof, then and in that event, it is the intention of the parties hereto that the remainder of this Agreement shall not be affected thereby, and that in lieu of each such clause or provision of this Agreement that is illegal, invalid or unenforceable, such clause or provision shall be judicially construed and interpreted to be as similar in substance and content to such illegal, invalid or unenforceable clause or provision, as the context thereof would reasonably suggest, so as to thereafter be legal, valid and enforceable.

22. Inducement. Borrower and Guarantors hereby acknowledge and agree that each has entered into this Agreement of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and none of the Borrower or Guarantors has been induced to enter into this Agreement by any statement, act, or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Agreement.

23. Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Agreement to produce or account for more than a single counterpart containing the respective signatures and acknowledgment of, or on behalf of, each of the parties hereto. Any signature and acknowledgment page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures and acknowledgments thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature and acknowledgment pages.

24. Release. Borrower, each Unlimited Guarantor, and each Limited Guarantor hereby release and forever discharge Lender from any and all claims, demands, liabilities, losses or causes of action, known or unknown, fixed or contingent, Borrower, each Unlimited Guarantor or each Limited Guarantor may have directly against Lender, as of 12:00 midnight, Dallas, Texas time, on the date of this Agreement, that is a part of, concerns or in any manner relates to the Loan, this Agreement or the Loan Documents, including but not limited to, claims for tortious interference with contractual relations, breach of contract, usury, breach of fiduciary duty, bad faith, negligence, negligent misrepresentation, defamation, business disparagement, promissory estoppel, or similar causes of action, except for, any and all actions, suits, proceedings brought by Borrower to recover damages they incurred in any action, suit or proceeding brought by a third party against them.

25. ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER DOCUMENTS, IF ANY, HEREIN REQUIRED TO BE EXECUTED REPRESENT THE FINAL AGREEMENT OR AGREEMENTS BETWEEN THE PARTIES AS TO THE SUBJECT MATTER HEREOF AND THEREOF, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,

CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. THIS INSTRUMENT MAY BE AMENDED ONLY BY AN INSTRUMENT IN WRITING EXECUTED BY THE PARTIES HERETO.
[The remainder of this page is intentionally left blank. The signature pages follow.]

EXECUTED to be effective as of the date first above written.

LENDER: [REDACTED], a [REDACTED]state
chartered bank

By:
Name: [REDACTED]
Title: Senior Vice President

BORROWER: SHARPS COMPLIANCE, INC. OF
TEXAS,
a Texas corporation d/b/a Sharps Compliance, Inc.

By: /s/ David P. Tusa
Name: David P. Tusa
Title: Chief Executive Officer and President

SHARPS ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation d/b/a Sharps Environmental
Services of Texas, Inc.

By: /s/ David P. Tusa
Name: David P. Tusa
Title: Chief Executive Officer and President

GUARANTORS: ALPHA BIO/MED SERVICES,
LLC,
a Pennsylvania limited liability company

By: /s/ David P. Tusa
Name: David P. Tusa
Title: Chief Executive Officer and President

BIO-TEAM MOBILE LLC,
a Pennsylvania limited liability company

By: /s/ David P. Tusa

Name: David P. Tusa
Title: Chief Executive Officer and President

CITIWASTE, LLC,
a New York limited liability company

By: /s/ David P. Tusa
Name: David P. Tusa
Title: Chief Executive Officer and President

SHARPS ENVIRONMENTAL SERVICES, INC.,
a Delaware corporation d/b/a Sharps Environmental
Services of Texas, Inc.

By: /s/ David P. Tusa
Name: David P. Tusa
Title: Chief Executive Officer and President

SHARPS PROPERTIES, LLC,
a Pennsylvania limited liability company

By: /s/ David P. Tusa
Name: David P. Tusa
Title: Chief Executive Officer and President